Exhibit 99.1

[Graphic omitted]
NASDAQ: WASH

Contact: Elizabeth B. Eckel
Senior Vice President, Marketing
Telephone:  (401) 348-1309
E-mail:  ebeckel@washtrust.com
Date:  April 21, 2008
FOR IMMEDIATE RELEASE

Washington Trust Announces First Quarter 2008 Earnings

Westerly, Rhode Island…Washington Trust Bancorp, Inc. (NASDAQ Global Market; symbol: WASH), parent company of The Washington Trust Company, today announced first quarter 2008 net income of $5.8 million, or 43 cents per diluted share.  Net income for the first quarter of last year totaled $6.0 million, or 44 cents per diluted share.  The returns on average equity and average assets for the first quarter of 2008 were 12.22% and 0.90%, respectively, compared to 13.66% and 1.00%, respectively, for the same period in 2007.

First Quarter 2008 Overview:
•
The modest reduction in net income and earnings per share from the first quarter of 2007 was primarily due to a decline in the net interest margin.  This condition reflects the impact of Federal Reserve rate cuts in recent months.  In addition, the loan loss provision charged to earnings was $450 thousand in the first quarter of 2008 compared to $300 thousand in the same quarter last year, for the most part in response to loan growth.

•
Wealth Management revenues for the first quarter of 2008 were up by 6 percent from the same quarter a year ago.  Wealth management assets under administration increased by 4 percent from March 31, 2007 and declined by 3 percent from December 31, 2007.  The decline in assets under administration in the first quarter of 2008 reflects declines in the financial markets as evidenced by the 9.9 percent decline in the S&P 500 Index.

•
Noninterest expenses for the first quarter of 2008 were up by 7 percent compared to the same quarter last year, excluding the first quarter 2007 debt prepayment penalty expense of $1.1 million.  Approximately 56 percent of the 2008 increase, on this basis, represents costs attributable to our wealth management business, an increase in FDIC deposit insurance costs and to a de novo branch opened in June 2007.

•
Commercial loan growth continued to be strong with an increase of $46.0 million in the quarter, representing the sixth consecutive quarter of firm growth.  Commercial loans have increased $127.1 million, or 21 percent, from the balance at March 31, 2007.

•
Nonperforming assets remain at very manageable levels with a modest increase in nonperforming assets from $4.3 million, or 0.17% of total assets, at December 31, 2007 to $5.7 million, or 0.22% of total assets, at March 31, 2008.  Net charge-offs were $3 thousand in the first quarter of 2008.

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John C. Warren, Washington Trust Chairman and CEO stated, “Washington Trust had a good quarter, particularly in light of the challenges facing the financial services industry.  We had very strong commercial loan growth, which further reinforced our position as one of the area’s top business banks.  We continue to maintain good asset quality and will retain that focus in this economic environment.”

RESULTS OF OPERATIONS
Total revenue, which consists of net interest income and noninterest income, amounted to $26.1 million for the first quarter of 2008, essentially the same as the amounts reported for the fourth quarter of 2007 and the first quarter of 2007.

Net interest income totaled $15.1 million for the first quarter of 2008, up $239 thousand, or 2 percent, compared to the fourth quarter of 2007 and up $206 thousand, or 1 percent, from the first quarter a year ago.  The net interest margin (annualized tax-equivalent net interest income as a percentage of average earning assets) for the first quarter of 2008 was 2.59%, down 6 basis points from the fourth quarter of 2007 and down 22 basis points from the first quarter of 2007.  Included in net interest income in 2007 was an interest recovery of $322 thousand received on a previously charged off loan.  Excluding the 6 basis points attributable to the 2007 interest recovery, the net interest margin for the first quarter of 2008 was down 16 basis points from the first quarter of 2007.  The decline in net interest margin is attributable to decreases in yields on prime-related commercial and consumer loans resulting from actions taken by the Federal Reserve to reduce short-term interest rates, with less commensurate reduction in deposit rates paid during the same period.

Total noninterest income amounted to $11.0 million for the first quarter of 2008, down $204 thousand from the same quarter a year ago.  Included in noninterest income were net losses on securities of $45 thousand in the first quarter of 2008 and net gains on securities of $1.0 million for the first quarter a year ago.  Included in the first quarter 2008 net losses of $45 thousand was the recognition of an impairment charge of $858 thousand on an equity security holding, realized gains of $232 thousand on the sale of commercial debt securities and realized gains of $581 thousand on the sale of equity securities.

Excluding net gains and losses on securities, noninterest income amounted to $11.1 million for the first three months of 2008, up $877 thousand, or 9 percent, from the same period a year ago.  The increase was attributable to higher revenues from wealth management services and increases in net gains on loan sales and commissions on loans originated for others.  Wealth management revenues for the first quarter of 2008 were up $388 thousand, or 6 percent, from the first quarter of 2007.  Wealth management assets under

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administration totaled $3.879 billion at March 31, 2008, down $135.6 million, or 3 percent, from December 31, 2007 and up $162.8 million, or 4 percent, from March 31, 2007.  The decline in assets under administration in the first quarter of 2008 was primarily due to adverse financial market conditions.

Noninterest expenses amounted to $17.1 million for the first quarter of 2008, up $33 thousand from the same quarter a year ago.  Included in noninterest expenses for 2007 was $1.1 million in debt prepayment penalties that were incurred in the first quarter of 2007 as a result of the prepayment of higher cost Federal Home Loan Bank (“FHLB”) advances.  Excluding the debt prepayment penalty expense, noninterest expenses for the first three months of 2008 increased $1.1 million, or 7 percent, over the same period last year.  Salaries and employee benefits, the largest component of noninterest expenses, increased $531 thousand, or 5 percent, from the first quarter of 2007.

Income tax expense amounted to $2.7 million for the quarters ended March 31, 2008 and 2007.  The Corporation’s effective tax rate for the quarter ended March 31, 2008 was 31.8% compared to 31.4% for the same quarter last year.

ASSET QUALITY
Nonperforming assets (nonaccrual loans and property acquired through foreclosure) amounted to $5.7 million, or 0.22% of total assets, at March 31, 2008, compared to $4.3 million, or 0.17% of total assets, at December 31, 2007 and $3.1 million, or 0.13% of total assets, at March 31, 2007.  There were no properties acquired through foreclosure on the balance sheet at March 31, 2008 and December 31, 2007.  Nonaccrual loans as a percent of total loans stood at 0.36% at March 31, 2008 compared to 0.27% of total loans at December 31, 2007 and 0.21% of total loans at March 31, 2007.  The increase in nonaccrual loans was largely due to certain commercial loan relationships moving into the non-accruing loan classification.

Total 30 day+ delinquencies amounted to $10.4 million, or 0.65% of total loans, at March 31, 2008, up $3.4 million in the first quarter of 2008, and up $2.4 million from the balance at March 31, 2007.  The $3.4 million increase in total 30 day+ delinquencies in the first quarter of 2008 was primarily due to a single commercial lending relationship with a carrying value of $3.6 million at March 31, 2008, which is classified as performing.

Total residential mortgage and consumer loan 30 day+ delinquencies declined in the first quarter to $1.4 million, or 0.16% of these loans, at March 31, 2008, compared to $2.3 million, or 0.26%, at

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December 31, 2007.  Total 90 day+ delinquencies in the residential mortgage and consumer loans portfolios amounted to $441 thousand (two loans) and $36 thousand (one loan), respectively, as of March 31, 2008. Total nonaccrual loans, which include the 90 day+ delinquencies, amounted to $1.1 million and $208 thousand in the residential mortgage and consumer loan categories, respectively, at March 31, 2008. Washington Trust has never offered a subprime residential loan program.

The Corporation’s loan loss provision charged to earnings amounted to $450 thousand for the quarter ended March 31, 2008, compared to $1.0 million for the fourth quarter of 2007 and $300 thousand for the first quarter of 2007.  The provision for loan losses was based on management’s assessment of various factors affecting the loan portfolio, including, among others, growth in the portfolio, ongoing evaluation of credit quality and general economic conditions.  Net charge-offs amounted to $3 thousand for the first three months of 2008, compared to net recoveries of $166 thousand for the same period in 2007.

The Corporation will continue to assess the adequacy of its allowance for loan losses in accordance with its established policies.  The allowance for loan losses was $20.7 million, or 1.30% of total loans, at March 31, 2008, compared to $20.3 million, or 1.29% of total loans, at December 31, 2007, and $19.4 million, or 1.32% of total loans, at March 31, 2007.

FINANCIAL CONDITION
Total assets were $2.564 billion at March 31, 2008, up $24.4 million from December 31, 2007.  Total loans grew by $24.9 million, or 2 percent, during the first quarter of 2008 and amounted to $1.6 billion.  Commercial loans rose by $46.0 million, or 7 percent, in the first three months of 2008, and were up by $127.1 million, or 21 percent, from the March 31, 2007 balance.  Residential loans decreased by $21.8 million, or 4 percent, in the first quarter of 2008.  This decrease included $18.1 million in loans sold from portfolio for interest rate risk and balance sheet management purposes, which resulted in a gain on sale of $77 thousand.  Consumer loans were essentially flat, increasing by $660 thousand, or 0.2 percent, in the quarter.  The investment securities portfolio totaled $747.1 million at March 31, 2008, down $4.7 million from December 31, 2007.  Included in the investment securities portfolio at March 31, 2008 were mortgage-backed securities with a fair value of $525.3 million.  All of the Corporation’s mortgage-backed securities are issued by U.S. Government sponsored agencies.

Total deposits decreased by $11.2 million in the first three months of 2008.  Excluding brokered certificates of deposit, in-market deposits fell by $8.4 million, or 0.6 percent, with $14.6 million in certificate of deposit

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runoff and an increase of $6.8 million in money market and savings accounts.  FHLBB advances totaled $658.0 million at March 31, 2008, up $41.6 million from December 31, 2007.

During the first quarter of 2008 the Corporation paid approximately $8.1 million, representing the 2007 earn-out payment pursuant to the Stock Purchase Agreement for the August 2005 acquisition of Weston Financial Group, Inc.  This deferred acquisition obligation had previously been recognized as a liability in 2007 and was classified in other borrowings at December 31, 2007.

Total shareholders’ equity amounted to $191.2 million at March 31, 2008, compared to $186.5 million at December 31, 2007.  Book value per share as of March 31, 2008 and December 31, 2007 amounted to $14.30 and $13.97, respectively.  In 2008, the Corporation adopted the required measurement date change provisions of Statement of Financial Accounting Standards No. 158, “Employers’ Accounting for Defined Benefit Pension and Other Post Retirement Plans.”  The effect of this accounting change was a net reduction to equity of $677 thousand effective January 1, 2008.

The Corporation’s capital ratios at March 31, 2008 place the Corporation in the “well-capitalized” category according to regulatory standards.

In April 2008, the Corporation sponsored the creation of Washington Preferred Capital Trust (“Washington Preferred”).  Washington Preferred is a newly formed Delaware statutory trust created for the sole purpose of issuing trust preferred securities and investing the proceeds in junior subordinated debentures of the Corporation.  Washington Trust Bancorp, Inc. is the owner of all of the common securities of Washington Preferred.  In accordance with FASB Interpretation 46-R, “Consolidation of Variable Interest Entities—Revised”, Washington Preferred is treated as an unconsolidated subsidiary.  The common stock investment in the statutory trust will be included in “Other Assets” in the Consolidated Balance Sheet.

In April 2008, Washington Preferred issued $10,000,000 of trust preferred securities in a private placement to two institutional investors.  The trust preferred securities mature in June 2038, are redeemable at the Corporation's option beginning after five years, and require quarterly distributions by Washington Preferred to the holders of the trust preferred securities, at a rate of 6.2275% until June 15, 2008, and resets quarterly thereafter at a rate equal to the three-month LIBOR rate plus 3.50%.  The proceeds of the trust preferred securities, along with the proceeds of $310,000 from the issuance of common securities by Washington Preferred to the Corporation, were used to purchase $10,310,000 of the Corporation's floating rate junior

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subordinated debentures.  The Corporation will use the proceeds from the sale of the junior subordinated debentures for general corporate purposes.  Like the trust preferred securities, the junior subordinated debentures bear interest at a rate of 6.2275% until June 15, 2008, and resets quarterly thereafter at a rate equal to the three-month LIBOR rate plus 3.50%.

In April 2008, the Corporation also entered into a five-year interest rate swap contract with a notional amount of $10,000,000.  Under the terms of this contract, Washington Trust will pay a fixed rate of 6.97% and receive a rate equal to three-month LIBOR plus 3.50%.

DIVIDENDS DECLARED
The Board of Directors declared a quarterly dividend of 20 cents per share for the quarter ended March 31, 2008.  The dividend was paid on April 11, 2008 to shareholders of record on March 31, 2008.

CONFERENCE CALL
Washington Trust Chairman and Chief Executive Officer John C. Warren, and David V. Devault, Executive Vice President, Secretary, Treasurer, and Chief Financial Officer, will host a conference call on Monday April 21, 2008 at 4:30 p.m. (Eastern Time) to discuss the Corporation’s first quarter results.  This call is being webcast by SNL IR Solutions and can be accessed through the Investor Relations section of the Washington Trust website, www.washtrust.com.  A replay of the call will be posted in this same location on the website shortly after the conclusion of the call.  You may also listen to a replay by dialing (877) 344-7529 and entering Conference ID #: 417524.  The replay will be available until 11:59 p.m. on April 26, 2008.

BACKGROUND
Washington Trust Bancorp, Inc. is the parent of The Washington Trust Company, a Rhode Island state-chartered bank founded in 1800.  Washington Trust offers personal banking, business banking and wealth management services through its offices in Rhode Island, Massachusetts and southeastern Connecticut.  Washington Trust Bancorp, Inc.’s common stock trades on the NASDAQ Global Market® under the symbol WASH.  Investor information is available on the Corporation’s web site: www.washtrust.com.

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FORWARD-LOOKING STATEMENTS
This press release contains certain statements that may be considered “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  All statements, other than statements of historical facts, including statements regarding our strategy, effectiveness of investment programs, evaluations of future interest rate trends and liquidity, expectations as to growth in assets, deposits and results of operations, success of acquisitions, future operations, market position, financial position, and prospects, plans, goals and objectives of management are forward-looking statements.  The actual results, performance or achievements of the Corporation could differ materially from those projected in the forward-looking statements as a result of, among other factors, changes in general national or regional economic conditions, reductions in net interest income resulting from interest rate volatility as well as changes in the balance and mix of loans and deposits, reductions in the market value of wealth management assets under administration, reductions in loan demand, changes in loan collectibility, default and charge-off rates, changes in the size and nature of the Corporation’s competition, changes in legislation or regulation and accounting principles, policies and guidelines, and changes in the assumptions used in making such forward-looking statements.  In addition, the factors described under “Risk Factors” in Item 1A of our Annual Report on Form 10-K for the fiscal year ended December 31, 2007, as filed with the Securities and Exchange Commission, may result in these differences.  You should carefully review all of these factors, and you should be aware that there may be other factors that could cause these differences.  The Corporation assumes no obligation to update forward-looking statements or update the reasons actual results, performance or achievements could differ materially from those provided in the forward-looking statements, except as required by law.

Washington Trust Bancorp, Inc. and Subsidiaries
CONSOLIDATED BALANCE SHEETS
	(unaudited)
(Dollars in thousands)	March 31,	December 31,
	2008	2007
Assets:
Cash and noninterest-bearing balances due from banks	$32,420	$30,817
Interest-bearing balances due from banks	1,080	1,973
Federal funds sold and securities purchased under resale agreements	8,808	7,600
Other short-term investments	1,211	722
Mortgage loans held for sale	1,854	1,981
Securities available for sale, at fair value;
amortized cost $742,875 in 2008 and $750,583 in 2007	747,053	751,778
Federal Home Loan Bank stock, at cost	35,273	31,725
Loans:
Commercial and other	726,315	680,266
Residential real estate	577,892	599,671
Consumer	294,375	293,715
Total loans	1,598,582	1,573,652
Less allowance for loan losses	20,724	20,277
Net loans	1,577,858	1,553,375
Premises and equipment, net	24,989	25,420
Accrued interest receivable	10,976	11,427
Investment in bank-owned life insurance	41,809	41,363
Goodwill	50,479	50,479
Identifiable intangible assets, net	11,107	11,433
Other assets	19,470	19,847
Total assets	$2,564,387	$2,539,940

Liabilities:
Deposits:
Demand deposits	$165,822	$175,542
NOW accounts	174,146	164,944
Money market accounts	327,562	321,600
Savings accounts	177,110	176,278
Time deposits	790,385	807,841
Total deposits	1,635,025	1,646,205
Dividends payable	2,678	2,677
Federal Home Loan Bank advances	658,048	616,417
Junior subordinated debentures	22,681	22,681
Other borrowings	23,057	32,560
Accrued expenses and other liabilities	31,679	32,887
Total liabilities	2,373,168	2,353,427

Shareholders’ Equity:
Common stock of $.0625 par value; authorized 30,000,000 shares;
issued 13,492,110 shares in 2008 and 2007	843	843
Paid-in capital	34,779	34,874
Retained earnings	157,065	154,647
Accumulated other comprehensive income (loss)	1,784	(239)
Treasury stock, at cost; 124,092 shares in 2008 and 137,652 in 2007	(3,252)	(3,612)
Total shareholders’ equity	191,219	186,513
Total liabilities and shareholders’ equity	$2,564,387	$2,539,940

Washington Trust Bancorp, Inc. and Subsidiaries,
CONSOLIDATED STATEMENTS OF INCOME

(Dollars and shares in thousands, except per share amounts)
	(unaudited)
Three months ended March 31,	2008	2007
Interest income:
Interest and fees on loans	$24,970	$23,934
Interest on securities:
Taxable	8,416	7,792
Nontaxable	780	668
Dividends on corporate stock and Federal Home Loan Bank stock	620	718
Other interest income	140	191
Total interest income	34,926	33,303
Interest expense:
Deposits	11,899	12,977
Federal Home Loan Bank advances	7,299	4,968
Junior subordinated debentures	338	338
Other interest expense	314	150
Total interest expense	19,850	18,433
Net interest income	15,076	14,870
Provision for loan losses	450	300
Net interest income after provision for loan losses	14,626	14,570
Noninterest income:
Wealth management services:
Trust and investment advisory fees	5,342	5,038
Mutual fund fees	1,341	1,262
Financial planning, commissions and other service fees	575	570
Wealth management services	7,258	6,870
Service charges on deposit accounts	1,160	1,125
Merchant processing fees	1,272	1,204
Income from bank-owned life insurance	447	391
Net gains on loan sales and commissions on loans originated for others	491	264
Net (losses) gains on securities	(45)	1,036
Other income	461	358
Total noninterest income	11,044	11,248
Noninterest expense:
Salaries and employee benefits	10,343	9,812
Net occupancy	1,138	1,017
Equipment	944	832
Merchant processing costs	1,068	1,019
Outsourced services	636	519
Advertising and promotion	386	429
Legal, audit and professional fees	543	450
Amortization of intangibles	326	368
Debt prepayment penalties	–	1,067
Other expenses	1,758	1,596
Total noninterest expense	17,142	17,109
Income before income taxes	8,528	8,709
Income tax expense	2,712	2,734
Net income	$5,816	$5,975

Weighted average shares outstanding - basic	13,358.1	13,412.1
Weighted average shares outstanding - diluted	13,560.6	13,723.0
Per share information:
Basic earnings per share	$0.44	$0.45
Diluted earnings per share	$0.43	$0.44
Cash dividends declared per share	$0.20	$0.20

Washington Trust Bancorp, Inc. and Subsidiaries
SELECTED FINANCIAL HIGHLIGHTS (unaudited)

	At or for the Quarters Ended

	Mar. 31,	Dec. 31,	Sept. 30,	June 30,	Mar. 31,
(Dollars in thousands, except per share amounts)	2008	2007	2007	2007	2007
Financial Data
Total assets	$2,564,387	$2,539,940	$2,431,762	$2,393,882	$2,399,962
Total loans	1,598,582	1,573,652	1,514,493	1,489,174	1,470,200
Total securities	747,053	751,778	688,709	676,204	706,406
Total deposits	1,635,025	1,646,205	1,655,887	1,669,089	1,683,592
Total shareholders’ equity	191,219	186,513	177,897	171,188	175,527
Net income	5,816	5,787	6,556	5,482	5,975

Per Share Data
Basic earnings per share	$0.44	$0.43	$0.49	$0.41	$0.45
Diluted earnings per share	$0.43	$0.43	$0.48	$0.40	$0.44
Dividends declared per share	$0.20	$0.20	$0.20	$0.20	$0.20
Book value per share	$14.30	$13.97	$13.33	$12.87	$13.12
Tangible book value per share	$9.70	$9.33	$8.66	$8.61	$8.86
Market value per share	$24.82	$25.23	$26.97	$25.21	$26.81

Key Ratios
Return on average assets	0.90%	0.94%	1.10%	0.92%	1.00%
Return on average equity	12.22%	12.73%	14.99%	12.57%	13.66%

Capital Ratios
Tier 1 risk-based capital	9.23%	9.10%	9.11%	9.40%	9.47%
Total risk-based capital	10.49%	10.39%	10.43%	10.73%	10.84%
Tier 1 leverage ratio	5.93%	6.09%	6.11%	6.16%	6.14%

Average Yields (taxable equivalent basis)
Assets
Residential real estate loans	5.55%	5.41%	5.35%	5.31%	5.32%
Commercial and other loans	6.95%	7.39%	7.62%	7.64%	7.86%
Consumer loans	6.18%	6.74%	7.01%	6.98%	6.95%
Total loans	6.28%	6.51%	6.62%	6.59%	6.66%
Short-term investments, federal funds sold
and other	2.69%	4.72%	5.10%	4.36%	5.75%
Taxable debt securities	5.06%	5.19%	5.16%	5.17%	5.07%
Nontaxable debt securities	5.68%	5.59%	5.61%	5.65%	5.69%
Corporate stocks and FHLBB stock	5.89%	7.00%	7.03%	7.15%	7.46%
Total securities	5.11%	5.33%	5.31%	5.32%	5.28%
Total interest-earning assets	5.89%	6.12%	6.20%	6.16%	6.19%
Liabilities
NOW accounts	0.19%	0.20%	0.17%	0.15%	0.16%
Money market accounts	3.13%	3.93%	3.90%	3.92%	3.88%
Savings accounts	1.00%	1.32%	1.32%	1.35%	1.40%
Time deposits	4.38%	4.55%	4.60%	4.61%	4.57%
FHLBB advances	4.37%	4.56%	4.44%	4.35%	4.31%
Junior subordinated debentures	5.99%	5.91%	5.91%	5.98%	6.04%
Other	4.32%	4.36%	4.47%	4.51%	4.73%
Total interest-bearing liabilities	3.63%	3.85%	3.78%	3.77%	3.73%

Interest rate spread (taxable equivalent basis)	2.26%	2.27%	2.42%	2.39%	2.46%
Net interest margin (taxable equivalent basis)	2.59%	2.65%	2.81%	2.76%	2.81%

Wealth Management Assets (1)
Market value of assets under administration	$3,878,746	$4,014,352	$4,025,877	$3,867,674	$3,715,987

(1) Certain prior period amounts have been adjusted to conform to the current year presentation.

Washington Trust Bancorp, Inc. and Subsidiaries
SELECTED FINANCIAL HIGHLIGHTS (unaudited)

	At or for the Quarters Ended
	Mar. 31,	Dec. 31,	Sept. 30,	June 30,	Mar. 31,
(Dollars in thousands)	2008	2007	2007	2007	2007
Period End Balances
Loans
Commercial:
Mortgages	$309,684	$278,821	$276,995	$265,560	$271,817
Construction and development	62,489	60,361	48,899	43,755	33,092
Other	354,142	341,084	324,129	313,673	294,261
Total commercial	726,315	680,266	650,023	622,988	599,170
Residential real estate:
Mortgages	565,031	588,628	566,776	572,321	577,823
Homeowner construction	12,861	11,043	12,040	11,071	11,742
Total residential real estate	577,892	599,671	578,816	583,392	589,565
Consumer:
Home equity lines	146,471	144,429	139,732	139,256	142,548
Home equity loans	96,883	99,827	99,798	97,253	94,521
Other	51,021	49,459	46,124	46,285	44,396
Total consumer	294,375	293,715	285,654	282,794	281,465
Total loans	$1,598,582	$1,573,652	$1,514,493	$1,489,174	$1,470,200
Deposits
Demand deposits	$165,822	$175,542	$182,830	$177,210	$175,010
NOW accounts	174,146	164,944	172,378	174,715	176,006
Money market accounts	327,562	321,600	312,257	290,046	290,273
Savings accounts	177,110	176,278	189,157	196,105	204,465
Time deposits	790,385	807,841	799,265	831,013	837,838
Total deposits	$1,635,025	$1,646,205	$1,655,887	$1,669,089	$1,683,592

Brokered deposits included in time deposits	$126,972	$129,798	$130,017	$159,297	$163,089

Asset Quality Data
Allowance for Loan Losses
Balance at beginning of period	$20,277	$19,472	$19,327	$19,360	$18,894
Provision charged to earnings	450	1,000	300	300	300
Net (charge-offs) recoveries	(3)	(195)	(155)	(333)	166
Balance at end of period	$20,724	$20,277	$19,472	$19,327	$19,360

Loans 30 days or More Past Due
Commercial categories	$9,043	$4,726	$2,239	$7,224	$6,935
Residential mortgages	1,260	2,100	3,266	1,697	914
Consumer loans	101	197	358	145	169
Total	$10,404	$7,023	$5,863	$9,066	$8,018

Nonperforming Assets
Commercial mortgages	$1,300	$1,094	$1,099	$1,385	$1,157
Commercial construction and development	–	–	–	–	–
Other commercial	3,081	1,781	581	645	1,021
Residential real estate	1,111	1,158	731	698	709
Consumer	208	271	262	241	216
Total nonaccrual loans	$5,700	$4,304	$2,673	$2,969	$3,103
Other real estate owned, net	–	-	-	-	-
Total nonperforming assets	$5,700	$4,304	$2,673	$2,969	$3,103

Loans 30 days or more past due to total loans	0.65%	0.45%	0.39%	0.61%	0.55%
Nonperforming assets to total assets	0.22%	0.17%	0.11%	0.12%	0.13%
Nonaccrual loans to total loans	0.36%	0.27%	0.18%	0.20%	0.21%
Allowance for loan losses to nonaccrual loans	363.58%	471.12%	728.47%	650.96%	623.91%
Allowance for loan losses to total loans	1.30%	1.29%	1.29%	1.30%	1.32%

Washington Trust Bancorp, Inc. and Subsidiaries
SELECTED FINANCIAL HIGHLIGHTS (unaudited)

	Three Months Ended
	March 31,	March 31,
(Dollars and shares in thousands, except per share amounts)	2008	2007

Operating Results
Net interest income	$15,076	$14,870
Provision for loan losses	450	300
Net (losses) gains on securities	(45)	1,036
Other noninterest income	11,089	10,212
Noninterest expenses	17,142	17,109
Income tax expense	2,712	2,734
Net income	5,816	5,975

Basic earnings per share	$0.44	$0.45
Diluted earnings per share	$0.43	$0.44
Dividends declared per share	$0.20	$0.20

Weighted average shares outstanding - basic	13,358.1	13,412.1
Weighted average shares outstanding - diluted	13,560.6	13,723.0
Shares outstanding at end of period	13,492.1	13,492.1

Key Ratios
Return on average assets	0.90%	1.00%
Return on average equity	12.22%	13.66%
Interest rate spread (taxable equivalent basis)	2.26%	2.46%
Net interest margin (taxable equivalent basis)	2.59%	2.81%

Allowance for Loan Losses
Balance at beginning of period	$20,277	$18,894
Provision charged to earnings	450	300
Net (charge-offs) recoveries	(3)	166
Balance at end of period	$20,724	$19,360

Net (charge-offs) recoveries to average loans	.00%	.01%

Wealth Management Assets Under Administration (1)
Balance at beginning of period	$4,014,352	$3,609,180
Net investment (depreciation) appreciation and income	(201,915)	47,673
Net customer cash flows	66,309	59,134
Balance at end of period	$3,878,746	$3,715,987

(1) Prior period amounts have been adjusted to conform to the current year presentation.

The following table presents average balance and interest rate information.  Tax-exempt income is converted to a fully taxable equivalent basis using the statutory federal income tax rate.  For dividends on corporate stocks, the 70% federal dividends received deduction is also used in the calculation of tax equivalency.  Unrealized gains (losses) on available for sale securities are excluded from the average balance and yield calculations.  Nonaccrual and renegotiated loans, as well as interest earned on these loans (to the extent recognized in the Consolidated Statements of Income) are included in amounts presented for loans.

Washington Trust Bancorp, Inc. and Subsidiaries
CONSOLIDATED AVERAGE BALANCE SHEETS (unaudited)

Three months ended March 31,	2008			2007
	Average		Yield/	Average		Yield/
(Dollars in thousands)	Balance	Interest	Rate	Balance	Interest	Rate
Assets
Residential real estate loans	$601,564	$8,297	5.55%	$592,059	$7,773	5.32%
Commercial and other loans	707,073	12,221	6.95%	587,088	11,372	7.86%
Consumer loans	292,800	4,497	6.18%	281,572	4,825	6.95%
Total loans	1,601,437	25,015	6.28%	1,460,719	23,970	6.66%
Short-term investments, federal funds sold
and other	20,985	140	2.69%	13,494	191	5.75%
Taxable debt securities	668,701	8,416	5.06%	622,981	7,792	5.07%
Nontaxable debt securities	81,025	1,143	5.68%	69,648	978	5.69%
Corporate stocks and FHLBB stock	46,860	687	5.89%	43,468	800	7.46%
Total securities	817,571	10,386	5.11%	749,591	9,761	5.28%
Total interest-earning assets	2,419,008	35,401	5.89%	2,210,310	33,731	6.19%
Non interest-earning assets	168,709			171,033
Total assets	$2,587,717			$2,381,343
Liabilities and Shareholders’ Equity
NOW accounts	$162,509	$78	0.19%	$169,675	$68	0.16%
Money market accounts	327,877	2,552	3.13%	293,985	2,811	3.88%
Savings accounts	174,733	432	1.00%	205,572	710	1.40%
Time deposits	811,767	8,837	4.38%	832,492	9,388	4.57%
FHLBB advances	672,116	7,299	4.37%	467,448	4,968	4.31%
Junior subordinated debentures	22,681	338	5.99%	22,681	338	6.04%
Other	29,247	314	4.32%	12,797	150	4.73%
Total interest-bearing liabilities	2,200,930	19,850	3.63%	2,004,650	18,433	3.73%
Demand deposits	165,934			170,977
Other liabilities	30,534			30,719
Shareholders’ equity	190,319			174,997
Total liabilities and shareholders’ equity	$2,587,717			$2,381,343
Net interest income (FTE)		$15,551			$15,298
Interest rate spread			2.26%			2.46%
Net interest margin			2.59%			2.81%

Interest income amounts presented in the preceding table include the following adjustments for taxable equivalency:

(Dollars in thousands)

Three months ended March 31,	2008	2007
Commercial and other loans	$45	$36
Nontaxable debt securities	363	310
Corporate stocks	67	82
Total	$475	$428